UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 9, 2014 (December 3, 2014)

CRESTWOOD EQUITY PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-34664	43-1918951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

700 Louisiana Street, Suite 2550

Houston, Texas 77002

(Address of principal executive offices)

(832) 519-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 3, 2014, Crestwood Equity Partners LP (the “Partnership”) entered into a Membership Interest Purchase Agreement (the “MIPA”) with Tres Palacios Holdings LLC, a Delaware limited liability company (the “Company”), pursuant to which the Company acquired 100% of the membership interest in Tres Palacios Gas Storage, LLC, a Delaware limited liability company, from the Partnership, for aggregate cash consideration of $130.0 million, subject to customary post-closing purchase price adjustments (the “Tres Palacios Disposition”).

The MIPA contains customary representations and warranties by the Partnership and the Company and the parties have agreed to indemnify each other for losses resulting from the other party’s breach of any representations, warranties or covenants.

The transaction was completed pursuant to the terms of the previously announced Equity Contribution Agreement (the “Equity Contribution Agreement”), dated November 21, 2014, by and among the Partnership, the Company, BIF II Tres Aggregator (Delaware) LLC, a Delaware limited liability company (“Brookfield”), and CMLP Tres Manager LLC, a Delaware limited liability company (“Crestwood”, together with Brookfield, the “Prospective Members” and each of them a “Prospective Member”), and solely with respect to Sections 2.4.2, 4.3.2 and Articles 3 and 5 of the Equity Contribution Agreement, Crestwood Midstream Partners LP (the “Crestwood Guarantor”), and solely with respect to Sections 2.4.1, 2.6.1, 2.6.2 and Articles 3 and 5 of the Equity Contribution Agreement, Brookfield Infrastructure Fund II-A, L.P., a Delaware limited partnership (“Fund A”); Brookfield Infrastructure Fund II-A (CR), L.P., a Delaware limited partnership (“Fund A (CR)”), Brookfield Infrastructure Fund IIB, L.P., a Delaware limited partnership (“Fund B”); Brookfield Infrastructure Fund II-C, L.P., a Delaware limited partnership (“Fund C”); and Brookfield Infrastructure Fund II-D, L.P., a Delaware limited partnership (“Fund D”), Brookfield Infrastructure Fund II-D (CR), L.P., a Delaware limited (“Fund D (CR)”, and together with Fund A, Fund A (CR), Fund B, Fund C and Fund D, the “Brookfield Guarantor”).

After the closing of the transactions contemplated by the MIPA and the Equity Contribution Agreement, Crestwood Guarantor indirectly owns 50.1% of the Company, with the remaining 49.9% indirectly held by Brookfield Guarantor. The Partnership indirectly owns Crestwood Midstream GP LLC, the general partner of Crestwood Guarantor and, consequently, manages and controls Crestwood Guarantor. As of September 30, 2014, the Partnership also owned approximately 4% of Crestwood Guarantor’s limited partnership interests and 100% of its incentive distribution rights, which entitles the Partnership to receive 50% of all distributions paid by Crestwood Guarantor in excess of its initial quarterly distribution of $0.37 per common unit.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure under Item 1.01 of this Current Report on Form 8-K relating to the Tres Palacios Disposition is incorporated into this Item 2.01 by reference.

Item 7.01 Regulation FD Disclosure.

On December 4, 2014, the Partnership issued a press release announcing the completion of the sale of Tres Palacios Gas Storage LLC. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information furnished pursuant to Item 7.01 shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The pro forma financial information of the Partnership to give effect to the Tres Palacios Disposition is filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference:

•	Introduction

•	Unaudited pro forma condensed balance sheet as of September 30, 2014

•	Unaudited pro forma condensed statements of operations for the nine months ended September 30, 2014 and for the year ended December 31, 2013

•	Notes to unaudited pro forma condensed financial statements

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated December 4, 2014.

99.2	Crestwood Equity Partners LP Unaudited Pro Forma Condensed Financial Statements.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESTWOOD EQUITY PARTNERS LP

	By:	Crestwood Equity GP LLC,
its General Partner

Date: December 9, 2014	By:	/s/ Michael J. Campbell
Michael J. Campbell
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

99.1	Press release dated December 4, 2014.

99.2	Crestwood Equity Partners LP Unaudited Pro Forma Condensed Financial Statements.

4